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                                                                   EXHIBIT 99.4

WEBMETHODS, INC. ANNUAL MEETING TO BE HELD ON ____________________ at

__________ FOR HOLDERS AS OF ________________________

       The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and hereby appoints Phillip Merrick and Mary Dridi, and each of them, as proxies of the undersigned, each with full power of substitution, with full authority to vote on behalf of the undersigned at the webMethods Annual Meeting, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted as follows:

PROPOSAL(S)

1. TO APPROVE THE ISSUANCE OF SHARES OF WEBMETHODS COMMON STOCK IN THE MERGER OF WOLF ACQUISITION INC., A WHOLLY OWNED SUBSIDIARY OF WEBMETHODS, WITH AND INTO ACTIVE SOFTWARE, INC., RESULTING IN ACTIVE SOFTWARE BECOMING A WHOLLY OWNED SUBSIDIARY OF WEBMETHODS.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. TO APPROVE AN AMENDMENT TO WEBMETHODS' CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000 SHARES.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.  TO ELECT THE FOLLOWING NOMINEES AS CLASS I DIRECTORS:

    01 - ROBERT COOK; 02 - ROBERT VASAN; 03 - CHASE BAILEY

    [ ] FOR ALL NOMINEES [ ] WITHHOLD ALL NOMINEES
    [ ] WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
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4.  TO APPROVE AN AMENDMENT TO THE WEBMETHODS STOCK OPTION PLAN TO INCREASE THE
    NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THIS PLAN BY            SHARES
    AND TO AMEND THE STOCK OPTION PLAN.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

5. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS WEBMTHODS' INDEPENDENT AUDITORS FOR THE YEAR ENDING MARCH 31, 2001.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

    It is not expected that any matters other than those described in the Joint Proxy Statement/Prospectus will be brought before the stockholders at the annual meeting. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE PROPOSALS. The Board of Directors recommends voting in favor of all of the proposals.

      Please date this proxy and sign your name exactly as it appears below. If shares are owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.


------------------------------------             ----------------, 2000
      Signatures(s)                                    Date


 Name(s) appearing on stock certificate:


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         (Please print)